SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                JANUARY 27, 2000

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission             IRS Employer
jurisdiction                      File Number            Identification
of incorporation                                         Number

Delaware                            1-3492               No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On January 27, 2000 registrant issued a press release entitled "Halliburton Reports $.17 Per Share Operating Earnings For 1999 Fourth Quarter," pertaining to, among other things, the announcement that registrant's 1999 fourth quarter net income was $235 million ($.53 per share diluted), which included an extraordinary gain of $159 million net of taxes ($.36 per share diluted) on the sale of registrant's 49% interest in Ingersoll-Dresser Pump. Excluding the extraordinary gain, registrant's 1999 fourth quarter operating net income was $76 million ($.17 per share diluted) compared to $66 million ($.15 per share diluted) in the year ago quarter. Revenues for the 1999 fourth quarter were $3.8 billion, down 12% from the 1998 fourth quarter.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated January 27, 2000.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    January 28, 2000              By:  /s/ Susan S. Keith
                                          -----------------------------------
                                                Susan S. Keith
                                                Vice President and Secretary





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                                  EXHIBIT INDEX



Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 9
                           January 27, 2000
                           Incorporated by Reference






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